                                                                   Exhibit 10.15



                                    CALLTECH
                              MASTER AGREEMENT FOR
                         OUTSOURCING CALL CENTER SUPPORT

         THIS AGREEMENT (this "Agreement"), dated as of ____________, 1998, is between priceline.com LLC, a Delaware limited liability company with offices located at Five High Ridge Park, Stamford, Connecticut 06905-1325 (herein "PRICELINE"), and CALLTECH Communications, Incorporated, with offices located at 4189 ArlingGate Lane, Columbus, Ohio 43228 (herein "CALLTECH").

         WHEREAS, PRICELINE is engaged in several businesses including the business of selling airline travel services through its Internet site priceline.com (the "Site") and through its toll-free telephone number 800-PRICELINE (the "Toll-Free Number"); and

         WHEREAS, PRICELINE desires to retain the services of CALLTECH to provide customer support and telemarketing services to customers and potential customers of PRICELINE's airline travel business (each, a "Customer"), and CALLTECH desires to provide such services, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                                   ARTICLE 1.
                 ENGAGEMENT OF CALLTECH; DESCRIPTION OF SERVICES

         SECTION 1.1.  ENGAGEMENT OF CALLTECH

         Subject to the terms and conditions of this Agreement, PRICELINE hereby retains CALLTECH to provide the Customer support and telemarketing services set forth below (collectively, the "Services"), and CALLTECH hereby accepts such engagement.

                  (a) CALLTECH will provide PRICELINE inbound teleservice support for PRICELINE Customers who have purchased airline tickets through the Site. CALLTECH will provide such services in accordance with the specifications set forth on SCHEDULE A attached hereto and made a part hereof (collectively, the "Inbound Teleservices").

                  (b) In addition to the Inbound Teleservices, CALLTECH will provide inbound telemarketing services for Customers using the Site and/or the Toll-Free Number to complete airline ticket request transactions with PRICELINE. CALLTECH will provide such services in accordance with the specifications set forth on SCHEDULE B attached hereto


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT and made a part hereof (the "Inbound Telemarketing Services" and, together with the Inbound Teleservices and any other services provided by CALLTECH pursuant to paragraphs (c) and (d) of this Section 1.1, being collectively referred to herein as the "Services").

                  (c) During the Term (as hereinafter defined) of this Agreement, CALLTECH shall, at the option of PRICELINE, provide outbound up-sell telemarketing services to Customers on terms and conditions to be agreed upon in good faith by the parties.

                  (d) CALLTECH will also provide such additional related services as set out in this Agreement (herein "Related Services") including, without limitation, the following:

         1.1.1. CALLTECH agrees to notify PRICELINE on a daily basis of any information required by PRICELINE's Customers. The parties agree that PRICELINE is responsible for fulfilling such requests. Should CALLTECH's notice obligation significantly interfere with its primary Service activities, CALLTECH will notify PRICELINE. The parties agree that upon such notice, they will work cooperatively toward an amicable solution.

         1.1.2. CALLTECH agrees to provide PRICELINE with such information and reports related to Services created by the CALLTECH telephone system. The initial list of reports are set forth on SCHEDULE C annexed hereto and made a part hereof. Additional reports, as agreed to by the parties, shall be provided by CALLTECH during the Term and shall be deemed included on SCHEDULE C annexed hereto effective as of the date agreed to by CALLTECH and PRICELINE. Report topics may include performance, users, applications and lost Contacts (as hereinafter defined), among others.

         1.1.3. As set forth in SCHEDULES A and B annexed hereto, CALLTECH agrees to allow PRICELINE, through reasonable mechanisms to be made available by CALLTECH to PRICELINE, to monitor CALLTECH's service handling of Contacts for Products (as hereinafter defined), provided that this activity doesn't significantly interfere with primary Service activity. PRICELINE agrees to provide CALLTECH with any and all information, reports, or feedback related to Service quality, which are created by the monitoring of Contacts.

         SECTION 1.2.  PRODUCTS

         CALLTECH will provide the Services for all airline related goods and services offered by PRICELINE through the Site and the Toll-Free Number (collectively, the "Products"), and any other products related thereto as designated from time to time by

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

PRICELINE (the "Related Products"). All terms and conditions herein apply to the Products and the Related Products. If Related Products (other than any usual and customary updates, upgrades, new versions, extensions or evolutionary developments to the Products as would typically be expected to occur in products and services such as the Products) are introduced during the Term of this Agreement, PRICELINE shall provide reasonable advance notice of and information about such additional Related Products to CALLTECH to enable CALLTECH to inform and train its CSRs (as defined in SCHEDULE A annexed hereto) as necessary and appropriate to provide quality Services with respect to such additional Related Products. The provision of any Services for such additional Related Products by CALLTECH may require an adjustment of the fees set forth on SCHEDULE F annexed hereto, but only if the additional Related Products designated by PRICELINE are of a nature so as to require materially more (or materially different and more expensive) resources from CALLTECH in order for CALLTECH to provide quality Services meeting the performance metrics set forth in this Agreement.

         SECTION 1.3.  HOURS OF OPERATION

                  (a) CALLTECH will provide the Inbound Teleservices 365 days per year from 9 a.m. to 9 p.m. Eastern Standard Time, Monday through Friday, and from 12 p.m. to 6 p.m. Eastern Standard Time, Saturdays and Sundays commencing on the Teleservices Launch Date (as defined in SCHEDULE A annexed hereto).

                  (b) CALLTECH shall provide the Inbound Telemarketing Services twenty-four (24) hours per day, seven (7) days per week, 365 days per year commencing on the Telemarketing Launch Date (as defined in SCHEDULE B annexed hereto).

         SECTION 1.4.  FACILITY

         CALLTECH will utilize its support facility at 4189 ArlingGate Lane, Columbus, Ohio (the "Facility") for delivery of Services for the Products. The Facility will be equipped with telephone systems, computer systems, and various CALLTECH support and call monitoring tools, such as documentation and knowledge bases, to be used in the delivery of the Services. CALLTECH shall bear all expenses of operating the Facility, including all expenses for equipment and systems necessary to connect to any telecommunications circuits or facilities utilized by PRICELINE to bring calls to the Facility. SCHEDULE C annexed hereto and made a part hereof identifies the minimum capabilities CALLTECH shall maintain with respect to the Facility.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   ARTICLE 2.
                                 SERVICE LEVELS

         SECTION 2.1.  DEFINITIONS; SERVICE LEVELS

         2.1.1.   CALL DEFINITIONS:

         ACTUAL HANDLING TIME: Shall mean (i) in the case of an Inbound Call (as hereinafter defined) by a CSR or an outbound Customer callback, the time that is measured from when the call is physically answered by the CSR or the PRICELINE Customer respectively until the call is physically terminated; and any additional wrap up work performed related to such call prior to becoming physically available to receive the next Inbound Call or to make the next Customer callback, and (ii) in the case of an Automated Call (as hereinafter defined), the time that is measured from when the caller enters the CallTech Voice Response Unit (VRU) until such caller leaves the VRU.

         AUTOMATED CALL: Shall mean an Inbound Call that is delivered to an electronic voice message rather than to a CSR as the means of providing Services as described in this Agreement.

         CONTACT: Shall mean a support incident, defined as a single in-coming support request via telephonic voice (a "Voice Contact"), fax or written or electronic correspondence (an "E-mail Contact") regarding any Product.

         INBOUND CALL: Is defined as a call that has physically arrived to CALLTECH's Interactive Voice Response Unit (an "IVR") or similar system by way of PRICELINE's IVR or other mechanism for the purpose of providing Services as described in this Agreement.

         MAXIMUM HOLD TIME: Shall be measured from the time an Inbound Call is placed in a call group queue, prior to being physically delivered and answered by a CSR or an automated voice response unit (a "VRU").

         SECTION 2.2.  SERVICE LEVELS

         SCHEDULE E annexed hereto and made a part hereof sets forth the performance requirements of CALLTECH applicable to its handling of Inbound Calls, Contacts and the Actual Handling Time for Inbound Calls for all Services.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         SECTION 2.3.      ESCALATION PROCEDURE

         PRICELINE recognizes that there may be instances where CALLTECH will not be able to resolve a Customer Contact without PRICELINE's assistance. Promptly following the execution of this Agreement, both parties will mutually agree to an escalation procedure for resolving support problems that require PRICELINE's technical personnel and/or a PRICELINE third party vendor. PRICELINE agrees to provide necessary and timely resources to CALLTECH to enable CALLTECH to resolve escalated problems in a timely manner. Examples of such resources include documentation, knowledgebase, escalation process, hardware, software and support technicians.

         SECTION 2.4.  CUSTOMER CALLBACKS

         CALLTECH agrees that in the event a CALLTECH CSR is unable to resolve a support incident during an Inbound Call, the CSR will make all reasonable efforts to contact the Customer as soon as possible with the solution. All telecommunications costs for these callbacks shall be borne by Priceline. In the event Priceline selects to be billed on a per-call basis, these callbacks shall be considered a billable call.

         SECTION 2.5.  CALL LENGTH

         PRICELINE and CALLTECH recognize that the amount of time a CSR spends on an individual voice Contact can impact both Service levels and fees. PRICELINE's expected average call length for Products is set out on SCHEDULE E annexed hereto. If CALLTECH experiences any significant increase in call length, CALLTECH agrees to notify PRICELINE and will work toward determining how to accommodate the increase by either modifying the Service level or increasing the staff as mutually agreed.

                                   ARTICLE 3.
                PRICELINE TOOLS, TELECOMMUNICATIONS AND TRAINING

         SECTION 3.1.  PRICELINE TOOLS

         PRICELINE agrees to provide CALLTECH with sufficient copies of Products and related materials, including, but not limited to, copies of software, documentation, licenses and Product information as reasonably necessary to provide Services for the Products. CALLTECH acknowledges that its use of such tools may be subject to the terms of license agreements required by PRICELINE or its third party suppliers, and CALLTECH agrees to abide by all the terms and conditions of such licenses in connection with its use of such tools. PRICELINE shall only be obligated to supply one copy of any documentation or other such written materials relating to any such tools, and CALLTECH may make such

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT number of copies (and only such number of copies) of such materials as are necessary for it to provide Services hereunder.

         SECTION 3.2.  TELECOMMUNICATIONS

         PRICELINE assumes all expenses related to the sending of Contacts to CALLTECH, including provision of telecommunication lines and the bearing of network costs associated with routing Inbound Calls to the Facility. CALLTECH is responsible for properly equipping the Facility with the necessary hardware to receive and handle Contacts as required by this Agreement.

         SECTION 3.3.  TRAINING

         PRICELINE will provide one copy of necessary training materials to CALLTECH on all versions and aspects of Products that are unique or specific to PRICELINE's services at no charge to CALLTECH. CALLTECH trainers at CALLTECH's Facility will provide training for CALLTECH CSRs, unless otherwise agreed to in writing by the parties. Training will be delivered based on technical documentation for all aspects of the Products which are unique or specific to PRICELINE's services and all updates, upgrades and revisions thereto required to provide the Services will be provided to CALLTECH by PRICELINE at no charge to CALLTECH. CALLTECH agrees to use said documentation for Service purposes only. CALLTECH agrees to use all training materials for training and support purposes for the Services only. CALLTECH agrees to provide standard CALLTECH support training to its employees at the Facility, which shall include (at a minimum) training on the standard types of underlying hardware, operating system and application (e.g., browser) software required or typically used in conjunction with the Products. PRICELINE shall have the right to review and approve the level of proficiency to which the CSRs are to be trained by CALLTECH to facilitate the performance of quality Services, which approval shall not be unreasonably withheld. Except in an emergency and upon consultation with PRICELINE, CALLTECH shall not assign CSRs to provide Services hereunder unless they have received adequate training as approved by PRICELINE and otherwise meet the requirements applicable to CSR's as set forth on SCHEDULES A and B annexed hereto.

                                   ARTICLE 4.
                                      FEES

         SECTION 4.1.  FEES FOR SERVICE

         CALLTECH agrees to perform the Services for the fees set forth on SCHEDULE E annexed hereto and made a part hereof. Except as provided in Section
5.1 of this Agreement, such fees cannot be modified by CALLTECH.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         SECTION 4.2.  PAYMENT

         Commencing with the end of the month of the Telemarketing Launch Date and each month thereafter during the Term (as hereinafter defined), CALLTECH will provide PRICELINE with a monthly itemized statement for the Services rendered during the preceding monthly period. In addition, CALLTECH will bill and PRICELINE will pay for Related Services and such other charges as are provided for herein on an as incurred basis (along with its regular monthly invoice). PRICELINE will pay net thirty (30) days from receipt of each invoice in United States dollars. If PRICELINE is delinquent in the payment of any invoice, and fails to remedy the delinquency within thirty (30) days after written notice of delinquency is received by PRICELINE, PRICELINE shall be obligated to pay late charges in a total amount not to exceed one and one-half percent (1 1/2%) per month on the unpaid balance of any undisputed portion of the invoice which is unpaid. In the event of a dispute with regard to a portion of any invoice, the disputed portion may be withheld until resolution of the dispute but any undisputed portion shall be paid as provided herein.

         SECTION 4.3.  RECORD KEEPING

         CALLTECH agrees to keep accurate books of account and records (in accordance with generally accepted accounting principles consistently applied) at the address set forth on the first page of this Agreement detailing all fees for its Services. Such books and records shall be maintained by CALLTECH for a period of three (3) years after termination or expiration of this Agreement. Upon reasonable notice of not less than thirty (30) days, PRICELINE shall have the right, for each twelve (12) month period during the Term, to inspect and audit such books of account and records to verify the accuracy of the information contained in any invoice or the amount of fees for Services paid to all CALLTECH hereunder. The parties agree that any dispute as to the fees paid to or charged by CALLTECH for the Services that can not be resolved by the parties shall be settled by arbitration as provided in Section 7.11 of this Agreement.

         SECTION 4.4.  TAXES

         CALLTECH shall be solely responsible for the preparation and submission to applicable authorities of its CSRs' or other employees' income tax and FICA forms and the payment of all of such persons' salaries, employer contributions and employee benefits. PRICELINE shall be solely responsible for all applicable federal, state and local taxes and charges arising out of or related to sales of the Products and any such taxes shall be assumed and paid for by PRICELINE. CALLTECH and PRICELINE shall be solely responsible for the preparation and submission to applicable authorities of their respective federal, state and local income taxes attributable to income derived by each such party in connection with the subject matter of this Agreement.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   ARTICLE 5.
                                TERM OF AGREEMENT

         SECTION 5.1.  TERM

         The initial term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year from the Telemarketing Launch Date (the "Initial Term"). This Agreement shall automatically be extended for successive one (1) year terms (each a "Renewal Term") unless either party gives the other written notice of its intention not to extend this Agreement at least ninety (90) days prior to the end of the then current term, or unless terminated as provided elsewhere herein (the Initial Term, together with each Renewal Term, if any, being collectively referred to herein as the "Term"). Any time after expiration of the Initial Term, CALLTECH may change the prices and terms on which Services will be provided by providing at least one hundred twenty (120) days prior written notice to PRICELINE (the "Fee Notice Period"). PRICELINE shall have the right, in its sole discretion, to reject such changes and, in such case, this Agreement shall automatically terminate without penalty to either party upon expiration of the Fee Notice Period.

         SECTION 5.2.  CONDITIONS FOR TERMINATION BASED ON NON-PERFORMANCE

         5.2.1. PRICELINE may terminate this Agreement without penalty if CALLTECH fails to meet any of its performance obligations hereunder or otherwise commits a breach of any term or provision of this Agreement and fails to cure the same within thirty (30) days after written notice from PRICELINE. This Agreement shall automatically terminate forthwith without notice in the event CALLTECH's liabilities exceed its assets, or if CALLTECH is unable to pay its debts as they become due, or files or has filed against it a petition in bankruptcy, for reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition if filed against CALLTECH shall not be dismissed within sixty (60) days from the filing date), or if CALLTECH makes a general assignment for the benefit of its creditors or is adjudicated a bankrupt, or if a receiver or trustee of the CALLTECH's business or all or substantially all of the CALLTECH's property is appointed, or if CALLTECH discontinues its business.

         5.2.2. Any default claimed by CALLTECH against PRICELINE which cannot be resolved by negotiation between the parties shall be referred to binding arbitration by CALLTECH as provided in Section 7.11 of this Agreement, and CALLTECH shall not be entitled to terminate this Agreement or suspend, in whole or in part, the performance of its obligations hereunder on account of any such breach pending outcome of the arbitration.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         SECTION 5.3.  TERMINATION FOR CONVENIENCE

         PRICELINE may terminate this Agreement at any time during the Initial Term and any Renewal Term without cause upon at least ninety (90) days written notice to CALLTECH. In such event, PRICELINE shall pay an early termination fee to CALLTECH to compensate CALLTECH for all costs and expenses actually and reasonably incurred by CALLTECH for personnel and equipment engaged in providing Services to PRICELINE at the time of termination until such resources are either discharged or re-deployed by CALLTECH to provide services for other parties (but in any event for a period not to exceed sixty (60) days after termination). CALLTECH will promptly and in good faith attempt to re-deploy such resources as soon after termination as possible so as to reduce the amount of such early termination fee payable by PRICELINE to the extent reasonably possible. In no event shall the total amount of such termination fee exceed the amount billed to PRICELINE for the Services (excluding any Related Services) provided in the month immediately preceding the giving of the notice of termination by PRICELINE.

                                   ARTICLE 6.
                 INDEMNITY; LIABILITY AND DISCLAIMERS; INSURANCE

         SECTION 6.1.  INDEMNIFICATION BY CALLTECH

         Subject to the limitations of liability set forth in Section 6.3.2 of this Agreement, CALLTECH agrees to indemnify and save harmless PRICELINE and its affiliates, and their respective officers, directors, shareholders, members, partners, employees, agents and other personnel, from any liabilities, causes of action, lawsuits, penalties, damages, claims or demands (including the costs and expenses and reasonable attorneys' fees on account thereof) that may be made:
(i) by any person or entity for injuries or damages of any kind or nature (including but not limited to personal injury, death, property damage and theft) resulting from or relating to (x) the negligent or willful acts or omissions of CALLTECH, those of persons or entities furnished by CALLTECH, or CALLTECH's employees, CSRs, agents or subcontractors, (y) the use of CALLTECH's Services furnished hereunder, (ii) CALLTECH's breach of this Agreement or its failure to perform any obligation hereunder, or (iii) by any employee or former employee of CALLTECH or any of its CSRs, agents or subcontractors for which CALLTECH's liability to such person or entity would otherwise be subject to payments under state workers' compensation or similar laws. CALLTECH, at its own expense, agrees to defend PRICELINE, at PRICELINE's request, against any such liability, cause of action, lawsuit, penalty, claim, damage or demand. PRICELINE agrees to notify CALLTECH promptly of any written claims or demands against PRICELINE for which CALLTECH is responsible hereunder. The foregoing indemnity shall be in addition to any other indemnity obligations of CALLTECH set forth in this Agreement.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         SECTION 6.2.  INDEMNIFICATION BY PRICELINE

         Subject to the limitations of the liability provisions of Section 6.3.2 of this Agreement, provided that CALLTECH cooperates with PRICELINE, PRICELINE agrees to indemnify and hold CALLTECH and its affiliates, and their respective officers, directors, shareholders, members, partners, employees, agents and other personnel, harmless from any loss, liability, damages or costs based on the operations of any Products or any infringement by the Products of any patent or proprietary right of a third party. CALLTECH agrees to notify PRICELINE promptly of any written claims or demands against CALLTECH for which PRICELINE is responsible hereunder. PRICELINE shall have no liability for, and CALLTECH shall indemnify and hold PRICELINE and its affiliates, and their respective officers, directors, shareholders, members, partners, employees, agents and other personnel, harmless from and against, any claim based upon CALLTECH's conduct, if such infringement, cause of action or other damage would have been avoided but for that conduct.

         SECTION 6.3.  WARRANTY; LIMITATION OF LIABILITY

         6.3.1. CALLTECH warrants to PRICELINE that the Services furnished under this Agreement will be furnished in a professional and workmanlike manner and in conformance with the metrics set forth in this Agreement.

         6.3.2. Except for liabilities described in clauses (i) and (ii) below, CALLTECH's and PRICELINE's total liability hereunder will be limited to a maximum amount of FIVE MILLION DOLLARS ($5,000,000.00). The limitations of this Section shall not apply to: (i) any damage or loss to PRICELINE arising from any misappropriation of PRICELINE's confidential information in breach of this Agreement or (ii) damages resulting from personal injury or death or damage to tangible real or personal property caused by CALLTECH or resulting from CALLTECH's negligence.

         SECTION 6.4.  INSURANCE

         CALLTECH currently maintains at its sole cost and expense worker's compensation insurance as required by applicable law, general liability insurance with limits of not less than $1,000,000 bodily injury per occurrence (including death) and $500,000 property damage per occurrence. In addition, CALL TECH currently maintains automobile liability insurance with a limit of not less than $1,000,000 bodily injury (including death) per occurrence. CALLTECH currently maintains Contractual Liability coverage to cover liability assumed under this Agreement. At all times under this Agreement CALLTECH shall maintain appropriate insurance coverages or that which is required by law for a business of like kind. CALLTECH shall provide PRICELINE with

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT copies of certificates of such insurance from time to time during the Term upon request by PRICELINE.

                                   ARTICLE 7.
                               GENERAL PROVISIONS

         SECTION 7.1.  NON-DISCLOSURE

         7.1.1. As used in this Section 7.1, "Confidential Information" means private, confidential, trade secret or other proprietary information (whether or not embodied or contained in some tangible form) relating to any actual or anticipated business of PRICELINE or CALLTECH, as applicable, and their respective affiliates, or any information which, if kept secret, will provide the party disclosing such Confidential Information (in each case a "Discloser") an actual or potential economic advantage over others in the relevant trade or industry. As defined herein, Confidential Information includes, without limitation, formulae, compilations, computer programs and files, devices, methods, techniques, know-how, inventions, research and development, business data (including cost data), strategies, methods, prospects, plans and opportunities, customer lists, marketing plans, specifications, financial information, invention disclosures, patent applications (whether abandoned or not), techniques, products and services of the Discloser and identified orally or in writing by the Discloser as confidential, proprietary or trade secret information. Confidential Information further includes any information or material received in confidence by the Discloser from a third party, and/or information held in confidence by a third party and made available to the party receiving Confidential Information (in each case a "Recipient").

         7.1.2. Except as required in the performance of its obligations under this Agreement or with the prior written authorization of the Discloser, the Recipient shall not directly or indirectly use, disclose, disseminate or otherwise reveal any Confidential Information and shall maintain Confidential Information in confidence for a period of five (5) years from the date of termination or expiration of this Agreement, for whatever reason. Recipient shall use the same care and discretion to protect Confidential Information of the Discloser as Recipient uses to protect its own confidential information, but not less than a reasonable standard of care. Recipient shall restrict use of the Discloser's Confidential Information to its employees, and to those consultants who have been pre-approved in writing by Discloser, who have a need to know the Confidential Information and who have a written agreement with Recipient sufficient to comply with this Agreement.

         7.1.3. Nothing contained in this Section 7.1 shall in any way restrict Recipient's rights to use, disclose, or otherwise dispose of any information which:

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                  (a) At the time of disclosure by Discloser was already in the possession of Recipient (provided such information had not been previously furnished to Discloser by Recipient), as shown by a written record;

                  (b) Is independently made available to Recipient by an unrelated and independent third party whose disclosure does not constitute a breach of any duty of confidentiality owed to Discloser;

                  (c) Is generally available to the public in a readily-available document; or

                  (d) Is compelled to be disclosed pursuant to a court order, provided that Discloser shall first have the opportunity to request an appropriate protective order.

         7.1.4. Nothing in this Agreement shall be construed as granting any rights or licenses in any Confidential Information to any person or entity.

         7.1.5. Upon termination or expiration of this Agreement for any reason whatsoever, PRICELINE and CALLTECH shall leave with or return to the other all documents, records, notebooks, computer files, and similar repositories or materials containing Confidential Information of the other party and such other party's affiliates, including any and all copies thereof.

         7.1.6.   CALLTECH and PRICELINE agree that the terms of this Section
7.1 are reasonable and necessary to protect their respective business interests and that the other party would suffer irreparable harm from a breach of this Section 7.1. Thus, in addition to any other rights or remedies, all of which shall be deemed cumulative, CALLTECH and PRICELINE and/or their respective affiliates, as applicable, shall be entitled to obtain injunctive relief to enforce the terms of this Section 7.1.

         SECTION 7.2.  INTELLECTUAL PROPERTY

         7.2.1. CALLTECH agrees to disclose and furnish promptly to PRICELINE any and all technical information, computer or other apparatus programs, inventions, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data, written, oral or otherwise expressed, first made or created for and paid for by PRICELINE under this Agreement (hereinafter "Work Product"). The Work Product specifically includes, without limitation, any scripts, lists of frequently asked questions and responses thereto, etc., prepared and utilized by CALLTECH in connection with providing Services regarding the Products.

         7.2.2. Subject to the provisions of this Section 7.2.2, CALLTECH agrees to assign and does hereby assign to PRICELINE all right, title and interest in and to any Work

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

Product. To the extent such Work Product qualifies as a "work made for hire", it shall be deemed to be such. Notwithstanding the foregoing, (i) CALLTECH retains for itself a perpetual, nonexclusive, royalty-free, unrestricted right and license to any structure, architectures, ideas and concepts subsisting in such Work Product, and (ii) CALLTECH shall be free to independently develop software and other works similar to any works developed by the performance of the Services under this Agreement, whether by other employees of CALLTECH, in collaboration with third parties, or for other customers.

         7.2.3. CALLTECH agrees to take all reasonable steps, at PRICELINE's expense, to assist PRICELINE in the perfection of the rights assigned hereunder.

         7.2.4. CALLTECH shall not acquire any right to any tradename, trademark, servicemark, copyright, patent or other form of intellectual property of PRICELINE. CALLTECH shall not use such intellectual property of PRICELINE in any manner except in the performance of its obligations hereunder as permitted or contemplated in connection therewith.

         SECTION 7.3.  SEVERABILITY; WAIVER

         If any of the provisions of this Agreement a shall be held invalid or unenforceable by reason of the scope or duration thereof or for any other reason, such invalidity or unenforceability shall attach only to the particular aspect of such provision found invalid or unenforceable and shall not affect any other any other provision of this Agreement. To the fullest extent permitted by law, this Agreement shall be construed as if the scope or duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         SECTION 7.4.  NO OTHER AGREEMENTS

         The parties acknowledge having read this Agreement and agree to be bound by its Terms. This Agreement and the Schedules attached hereto and supersedes and replaces any existing agreement, written or otherwise, entered into between or among PRICELINE and CALLTECH relating to the subject matter hereof except that the provisions of that certain Nondisclosure Agreement, dated December 19, 1997, between PRICELINE and CALLTECH, shall remain in full force and effect as it relates to the exchange of information between the parties from the date of such Nondisclosure Agreement through the date of this Agreement.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         SECTION 7.5.  ASSIGNABILITY

         This Agreement shall not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, except that PRICELINE may assign this Agreement or any of its rights and responsibilities hereunder, in whole or in part, to any affiliate or any entity which acquires all or substantially all of the assets or operations of its Internet-related services business dealing with the Products, with notice to but without the consent of CALLTECH. Any such attempted assignment lacking consent where required shall be null and void.

         SECTION 7.6.  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, with regard to its choice of law provisions.

         SECTION 7.7.  FORCE MAJEURE; DISASTER RECOVERY

         Each party shall be released from and shall have no liability for any failure beyond its reasonable control, including, but not limited to, acts of God, labor troubles, strikes, lockouts, severe weather, delay or default of utilities or communications companies or accidents.

         SECTION 7.8.  INDEPENDENT CONTRACTOR

         With respect to all matters relating to this Agreement, CALLTECH shall be deemed to be an independent contractor. CALLTECH shall not represent itself or its organization as having any relationship to PRICELINE other than that of an independent agent for the limited purposes described in this Agreement.

         SECTION 7.9.  AUTHORIZED REPRESENTATIVES

         CALLTECH shall designate and maintain at all times hereunder a project manager to serve as a single point of contact for PRICELINE to assist in the resolution of all technical, operational and implementation-related matters. CALLTECH shall endeavor not to change such project manager without PRICELINE's approval, and in any event shall notify PRICELINE of any such changes. In addition, each party shall, at all times, designate one representative who shall be authorized to take any and all action and/or grant any approvals required in the course of performance of this Agreement. Such representations shall be fully authorized to act for and bind such party including the approval of amendments to this Agreement. Until written notice to the contrary (as delivered in accordance with Section 7.9), the authorized representatives of the parties are as follows:

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         For PRICELINE:                     For CALLTECH:

         Ginny L. Taylor                    Robert J. Massey
         Priceline.com LLC                  CallTech Communications
         5 High Ridge Park                  Incorporated
         Stamford, CT 06905-1326            4189 ArlingGate Lane
                                            Columbus, OH 43228

         SECTION 7.10. NOTICES

         Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally, by facsimile transmission, by reputable overnight courier service or United States mail, postage prepaid, to the addresses shown below or to such other addresses as are specified by similar notice, and shall be deemed received upon personal delivery, upon confirmed facsimile receipt, two (2) days following deposit with such courier service, or three (3) days from deposit in the United States mails, in each case as herein provided:

         If to PRICELINE:                   If to CALLTECH:

         Priceline.com LLC                  CallTech Communications
         5 High Ridge Park                  Incorporated
         Stamford, CT 06905-1326            4189 ArlingGate Lane
         Attention:  Jesse Fink             Columbus, OH 43228
                                            Attention:  Robert J. Massey

         Phone:  203-705-3025               Phone:  614-621-5514
         Fax:  203-595-8264                 Fax: 614-461-5626

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

         With a Copy to:                    With a Copy to:

         Jeff Brandt, Esq.                  C.J. Pettiti
         Priceline.com LLC                  CallTech Communications Incorporated
         5 High Ridge Park                  4189 ArlingGate Lane
         Stamford, CT 06905-1326            Columbus, OH 43228
         Phone:  203-705-3011               Phone:  614-621-5512
         Fax:  203-595-8264                 Fax:  614-461-5626

         A party may change its address and the name of its designated recipient of copies of notices for purposes of this Agreement by giving the other parties written notice of the new name and the address, phone and facsimile number of its designated recipient in accordance with this Section 7.9.

         SECTION 7.11. REPRESENTATIONS

         Except as noted herein, no employee, agent or representative of either party will have the authority to bind the other party to any representation, oral or written, or any warranty concerning the Services or the performance of the Services.

         SECTION 7.12. ARBITRATION

         Any disputes or controversy, which this Agreement expressly provides to be resolved by arbitration, shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The parties shall each select an arbitrator sufficiently knowledgeable in the areas of law necessary to arbitrate the controversy, and the two (2) arbitrators selected will select a third arbitrator (collectively, the "Arbitration Panel"). The Arbitration Panel shall arbitrate the controversy by majority decision. The United States Arbitration Act, 9 U.S.C., shall govern the arbitration, and any court having jurisdiction thereof may enter judgment upon

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT the majority decision rendered by the Arbitration Panel. The Arbitration Panel is not empowered to award damages in excess of actual damages, including punitive damages. The Arbitration Panel shall determine issues for resolution but may not limit, expand or otherwise modify the terms of the Agreement. The Arbitration Panel is not empowered to act or make any award other than an award based solely on the rights and obligations of the parties prior to any termination of this Agreement. Each party shall bear its own costs and expenses of the arbitration, except that the parties will share equally the compensation and expenses of the Arbitration Panel. This requirement for arbitration does not constitute a waiver of any right of termination under this Agreement. A request to a court for interim measures shall not waive the obligation to arbitrate. The parties, their representatives, other participants and the Arbitration Panel shall hold in confidence the existence, content and result of the arbitration.

         SECTION 7.13. COMPLIANCE WITH LAWS

         CALLTECH shall comply with the provision of all applicable federal, state, county and local laws, ordinances, regulations, and codes including, but not limited to, CALLTECH's obligations as an employer with regard to the health, safety and payment of its employees, and identification and procurement of required permits, certificates, approvals, and inspections in CALLTECH's performance of this Agreement. Notwithstanding whether a specification is furnished, if software, software products and services, or containers furnished are required to be constructed, packaged, labeled, or registered in a prescribed manner, CALLTECH shall comply with federal law and applicable state or local law. CALLTECH shall indemnify PRICELINE for, and defend PRICELINE against, any loss or damage sustained because of CALLTECH's noncompliance.

         SECTION 7.14. RIGHT OF ACCESS

         CALLTECH shall permit reasonable access for PRICELINE to its facilities in connection with work hereunder. No charge shall be made for such visits.

         IN WITNESS WHEREOF, the parties hereto have signed this Master Agreement Technical Support Outsourcing effective as of the date set forth on the first page hereof.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

CALLTECH COMMUNICATIONS,                     PRICELINE.COM LLC
INCORPORATED

By:                                          By:
   -------------------------------              -------------------------------
Name:                                        Name:
     -----------------------------                -----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   SCHEDULE A
                                   ----------



                      INBOUND TELESERVICING SPECIFICATIONS
                      ------------------------------------



PROGRAM DESCRIPTION: PRICELINE will be processing airline-ticketing transactions requiring a highly qualified service bureau to accept calls from Customers, answer general Product-related questions, and make any Customer requested travel itinerary changes.

CALL OBJECTIVE: To service Customers who have already purchased airline tickets through the Site.

LAUNCH: It is estimated that the launch date for the Inbound Teleservices shall be April 20, 1998. However, the parties agree that such launch date may be extended by PRICELINE for up to an additional four (4) weeks thereafter. The actual launch date applicable to the Inbound Teleservices is hereinafter referred to as the "Teleservices Launch Date". PRICELINE will provide reasonable advance notice of the actual Teleservices Launch Date once it is determined by PRICELINE.

CALL HANDLING:  The call flow will be as follows:

o Initially calls with be handled by a VRU that will collect various pieces of information as determined by PRICELINE.

o The calls will then be transferred to CALLTECH where the transaction will be completed by a CALLTECH customer service representative ("CSR").

o Calls will be first handled by a VRU that PRICELINE owns which will collect information to complete the call. Screen pops and/or whispers will be available after the Teleservices Launch Date after technical compatibility is established.

o The location of the VRU is to be determined by PRICELINE. It may reside at PRICELINE facilities or at the CALLTECH Facility.

o After the VRU portion of the call, CALLTECH will receive the call through CALLTECH's ACD.

o The connection from CALLTECH to PRICELINE's computer sales system will be through PRICELINE's server. PRICELINE's server may be located either at CALLTECH's Facility or remotely with a frame relay hookup to CALLTECH's PC network.

TRAINING AND CSRS: PRICELINE will be heavily involved in training CSRs. PRICELINE will have several scripted call flows that CSRs will follow. CSR training will


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT be 5-10 working days. All CSRs utilized for Inbound Teleservices will be dedicated PRICELINE CSRs and will be Worldspan qualified. CALLTECH will provide a minimum of 3 fully trained and dedicated CSRs per shift commencing on the Teleservices Launch Date except that on the Saturday and Sunday 12 p.m. to 6 p.m. Eastern Standard Time shifts, a minimum of only 2 fully trained and dedicated CSRs are required.

o    The CSRs will answer general post sale questions.
o The CSRs will make any Customer requested travel itinerary changes and must be Worldspan qualified.

QUALITY ASSURANCE: An extensive monitoring program will be implemented. PRICELINE will perform remote CSR monitoring at least weekly, and on-site monitoring at least monthly. CALLTECH will maintain a CSR/supervisor ratio of 10 to 1 for this program during the initial stages of implementation, which shall not be for a period of less than three (3) months. CALLTECH will monitor at least 10 calls per CSR per month. All sales will have a tape recorded sales verification script that must be read verbatim. CALLTECH must retain recorded verifications for 1 year and retrieve verifications within 24 hours of PRICELINE's request. PRICELINE will also survey Customers via outbound telephone survey and by mail. PRICELINE will staff one full time person at the CALLTECH Facility immediately and will have the right to provide additional staff at the Facility as it determines is reasonably necessary.

VRU CAPABILITY: PRICELINE plans to develop the front end VRU prompter capability. CALLTECH can provide this capability should PRICELINE wish to have CALLTECH handle this responsibility. CALLTECH will maintain a VRU to capture calls from the PRICELINE VRU.

OTHER REQUIREMENTS: CALLTECH will maintain a reliable PC network interconnected by Ethernet network to a server on site, or to a server off site. If the server is off-site, PRICELINE will provide a telecommunications connection.


                                      -2-


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   SCHEDULE B
                                   ----------



                         INBOUND TELEMARKETING SERVICES
                         ------------------------------




PRICELINE PROGRAM DESCRIPTION: PRICELINE will be offering airline-ticketing concierge services requiring a highly qualified service bureau to accept inbound calls from Customers, answer Product-related questions and complete PRICELINE Ticket Requests (a "PTR").

CALL OBJECTIVE: To service Customers using the PRICELINE Toll-free Number for PTRs and to complete airline ticket transactions.

LAUNCH:  April 6, 1998 (the "Telemarketing Launch Date").

CALL HANDLING:  The call flow will be as follows:

o The calls will be first handled by a CALLTECH VRU that will provide a brief explanation of the service and collect various pieces of information, including credit card information.
o The calls will then be transferred to CALLTECH CSR where the transaction will be completed.

TRAINING AND CSRS: PRICELINE will be heavily involved in training CSRs. PRICELINE will provide several scripted call flows that CSRs will follow. Training will be three (3) days with all CSRs being "web qualified." All CSRs for Inbound Telemarketing will be dedicated PRICELINE CSRs except that CSRs may be shared from 12 a.m. to 6 a.m. during each service day. CALLTECH will provide ten (10) dedicated CSRs per shift commencing on the Telemarketing Launch Date for the first thirty (30) days following the Telemarketing Launch Date. Thereafter, PRICELINE and CALLTECH will agree to any adjustments in the number of such CSRs from time to time during the Term to ensure the prompt delivery of quality Services.

QUALITY ASSURANCE: An extensive monitoring program will be implemented. PRICELINE will perform on-site and remote CSR monitoring at least weekly. CALLTECH will provide PRICELINE with the capability to perform remote monitoring. CALLTECH will maintain a CSR/supervisor ratio of 10 to 1 for this program during the initial stages of


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT implementation, which shall not be for a period of less than three (3) months. CALLTECH will monitor at least 10 calls per CSR per month. CALLTECH will record Customer request verification and credit card submissions for one (1) year and retain retrieved recorded items within 24 hours of PRICELINE's request. Customer PTRs are expected to be 7-12 minutes in duration. Contract fulfillment is the call objective. CALLTECH will work with PRICELINE to develop Frequently Asked Questions ("FAQ") interactive web based response capabilities for CSR answers to commonly asked questions.

VRU CAPABILITY: CALLTECH will provide the front end VRU capability.

OTHER REQUIREMENTS: CALLTECH will provide the capability to digitally record and report credit card transactions, and bill calls to credit cards. All CALLTECH CSR seats will have Pentium PC's with web connectivity.


                                      -2-


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   SCHEDULE C
                                   ----------



                            CALLTECH SERVICE REPORTS
                            ------------------------




       ACD reports for each of the Inbound Teleservices and the Inbound Telemarketing Services, on a daily basis, of program statistics including the number of Inbound Calls answered, abandoned and percentage of calls answered in thirty (30) seconds. This report will be provided (i) in one hour increments with a day total, (ii) on a daylong basis by 9 a.m. Eastern Standard Time in respect of the prior day's Services, (iii) weekly in daylong increments through 11:59 p.m. Eastern Standard Time of each Saturday, and (iv) monthly in daylong increments through 11:59 p.m. Eastern Standard Time of the last day of each month, and prior to the invoice of monthly fees by CALLTECH.

       ACD reports for each of the Inbound Teleservices and the Inbound Telemarketing Services, on a daily basis, of CSR statistics including CSR name, hours logged on ACD, the number of Inbound Calls handled, talk time, hold time, after call work time, number of transfers and outbound calls. This report will be provided (i) in one hour increments with a day total, (ii) on a daylong basis by 9 a.m. Eastern Standard Time in respect of the prior day's Services, (iii) weekly in daylong increments through 11:59 p.m. Eastern Standard Time of each Saturday, and (iv) monthly in daylong increments through 11:59 p.m. Eastern Standard Time of the last day of each month, and prior to the invoice of monthly fees by CALLTECH.

       Monthly reports on other Services other than the Inbound Teleservices and the Inbound Telemarketing Services prior to the invoice of such other Services by CALLTECH.

       Daily, weekly and monthly CSR training reports, turnover reports, reason reports and monitoring reports for each of the Inbound Teleservices and the Inbound Telemarketing Services. The content of each report shall be mutually agreed to by PRICELINE and CALLTECH.


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   SCHEDULE D
                                   ----------



                            CALL CENTER CAPABILITIES
                            ------------------------

The Facility can seat 300 agents and has extensive capabilities including the following:

SWITCHING PLATFORM:                              LOCAL AREA NETWORK:
BCS (Cortelco) DSP1000 Digital Switch            Windows NT 4.0

5000 port capacity                               Redundant Server/Mirroring

Advanced ACD System                              DLT Library Backup System

Built in Digital T1 Interface                    Firewalled Internet Link

AT&T ISDN Complaint                              10/100BT

Full Redundancy

Power Backup System

Supports and conforms to CTI standards


UNIX HOST - INTERNET SERVERS (5):                IVRU PLATFORM:
Unix Servers                                     Redundant 48 port system

Cisco 2501 routers                               Pentium based processors

Multiple T-1 connections to the Internet         Dialogic Voice Boards

Firewall (Livingston)                            Development with EASE


FAX SERVER:                                      CSR WORKSTATIONS CONFIGURATION:
486 Based Server                                 P100 or Higher Processors


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

Alcom Lan Fax Redirector Server                  16 MB or Greater of RAM

Digital T1 Interface to DSP1000                  Windows '95

GammaLink Fax Boards                             Connected to LAN

Each Facility supervisor has a master display screen that shows all the CSR's that are signed on to the switch, the status of each CSR (available, talking, on-break) and how long they have been in that particular status. The screen also shows the supervisor performance levels for each CSR and the group as a whole. The display also shows average call handling time, cumulative unavailable time and number of calls handled by each agent. For the group, it shows the ASA, Max Queue Delay, and Number of People in Queue and Service Level. Additional options may be developed for unique requirements.

The Facility will have a SONET ring connection with a redundant self-healing fiber optic telecommunications circuit, connected in two different points to the Telco central offices. Power redundancy will be handled by an uninterruptible power source (UPS) that will provide backup power in the event of an outage from the local power company, American Electric Power. The CALLTECH center at Columbus' German Village will be connected to the Facility via SONET ring reducing the possibility of loss of service in the event of a major telecommunications or power outage.


                                      -2-


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   SCHEDULE E
                                   ----------



                           CALL-HANDLING REQUIREMENTS
                           --------------------------



SERVICE LEVELS:

                  So long as PRICELINE dictates the number of agents to be on duty handling incoming customer calls, PRICELINE will assume responsibility for managing service levels. The agree upon target is at least 80% of all calls will be answered within thirty (30) seconds.

                  So long as PRICELINE dictates the number of agents to be on duty, PRICELINE agrees to manage staffing levels such that 100% of the E-mail Contacts referred by PRICELINE will be answered within 24 hours of CALLTECH's receipt. In the situation where CALLTECH is managing staff levels, CALLTECH agrees to answer 100% of the E-mail Contacts referred by PRICELINE within 24 hours of CALLTECH's receipt. E-mail response can be defined in three ways: 1) full response and closure; 2) response back requesting more information from the Customer to assist in clarifying the problem or to assist in the resolution of the problem; and 3) response stating that CALLTECH is researching the problem and will get back to the Customer by the end of the next business day (provided that CALLTECH does in fact get back to the Customer within such time frame).

CALL LENGTH:      The parties mutually anticipate an Average Actual Handling
                  Time ("AAHT") of eight (8) minutes per call. If the average exceeds such number of minutes for any monthly billing period, CALLTECH will promptly notify PRICELINE and cooperate with PRICELINE in adopting measures reasonably calculated to reduce such average without requiring material additional expenses to be incurred by CALLTECH. If the AAHT begins to exceed such maximum number of minutes, or if the adoption of PRICELINE's Contact management system results in a material, measurable increase in AAHT when compared to CALLTECH's existing Contact management system, and the parties are unable to mutually agree on measures reasonably calculated to reduce such average or on a revised maximum
                  AAHT for the purposes of this


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                  Section, then either party may terminate this Agreement (without payment of any early termination fees or other liability to the other party) upon at least ninety (90) days written notice to the other party.

ABANDON RATE:     CALLTECH agrees that the abandon rate shall not exceed 3% of total Inbound Calls, measured daily. So long as PRICELINE dictates the number of agents to be on duty handling incoming customer calls, PRICELINE will assume responsibility for managing to this service level.

PTR COMPLETION:   The parties mutually anticipate that CALLTECH shall sign
                  up at least 25% of the Customers using the Toll-Free Number to make PTR's, as measured on a monthly basis commencing with the Teleservices Launch Date. The parties agree to renegotiate this expected level of service should the expected PTR completion rate prove to be unreasonable.


                                      -2-


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                   SCHEDULE F
                                   ----------



                                  CALLTECH FEES
                                  -------------



Unless otherwise specified, the fees set forth below apply to both the Inbound Teleservices and the Telemarketing Services.

o    TRAINING:                       $150 per day (defined as seven (7) hours)
                                     per CSR

     CALLTECH will credit back to PRICELINE the aggregate amount of the training fee for each CSR who terminates in the first two (2) weeks of service following completion of the training program provided such termination is not due to the lack of call volume.

     CALLTECH will reduce the training fee by 50% for each CSR who terminates in week three (3) following completion of their training program.

     CALLTECH will provide PRICELINE with detailed reports of training rosters and retention.

o    CALL FEES FOR SERVICES:         1. Fixed fee of $25.00 per CSR hour for the
                                     first thirty (30) days following the
                                     Telemarketing Launch Date.

                                     Thereafter, $27.00 per CSR hour

                                                        or

                                     Variable Rate Minute Structure as follows:


                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                      MINUTES TALK + WRAP         FEE / MINUTE
                                      -------------------         ------------

                                      0 - 50,000                      $.70

                                      50,001 - 100,000                $.65

                                      100,001 - 200,000               $.60

                                      200,000 - 300,000               $.57

                                      300,000 +                       $.55


     The above per minute rates will be determined on an aggregated basis as of the end of the last day of each month during the term of the Agreement. After the first thirty (30) days following the Telemarketing Launch Date, all call fees shall initially be the $27.00 hourly CSR agent fee set forth above. PRICELINE, however, shall have the one-time option, at any time during the Term of this Agreement (but at no time during the thirty (30) days following the Telemarketing Launch Date), to convert to payment as per the Variable Rate Minute structure set forth above by providing written notice of such election to CALLTECH. Any such notice shall be effective on the first day of the next month following CALLTECH's receipt of such notice.

o    VRU FEES:                        MINUTES PER MONTH           FEE / MINUTE
                                      -----------------           ------------

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

                                      0 - 50,000                      $.15

                                      50,001 - 100,00                 $.14

                                      100,001 - 150,000               $.13

                                      150,001 - 200,000               $.12

                                      200,001 - 250,000               $.11

                                      250,000 +                       $.10


o    E-MAIL:                          .50 cents per minute of CSR time








o    IMPLEMENTATION FEE:              $5,000 one time charge. CALLTECH
                                      acknowledges its prior receipt of the
                                      implementation fee from PRICELINE.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

     The implementation fee will be credited back to PRICELINE if the call volume (talk + wrap) in the 60-90 day period following the Launch date exceeds 30,000 minutes in the aggregate.

o    MONTHLY MINIMUM:                 $5,000 per month for all call fees, VRU
                                      fees, E-mail fees and additional
                                      development fees discussed below.

o    ADDITIONAL DEVELOPMENT:          $100 per hour for programmer/analyst
                                      time for systems, programs or
                                      applications development requested after implementation.

     OFFICE SPACE $200 per month includes office space at CALLTECH's ArlingGate facility and access to the Internet. Outbound long distance will be passed across
                                      PRICELINE's T1 facilities.

                             PRIVATE/PROPRIETARY
                             -------------------
     CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION. MAY NOT BE USED OR
      DISCLOSED OUTSIDE PRICELINE.COM LLC AND CALLTECH COMMUNICATIONS,
             INCORPORATED EXCEPT PURSUANT TO A WRITTEN AGREEMENT

ADDENDUM NO. 1 TO THE PRICELINE.COM/CALLTECH MASTER AGREEMENT
-------------------------------------------------------------

This Addendum No.1 (this "Addendum"), dated as of October __, 1998, modifies the Master Agreement between priceline.com Incorporated and CallTech Communications, Incorporated dated April 6, 1998 (the "Master Agreement"). All defined terms used in this Addendum but not defined herein shall have the meanings set forth in the Master Agreement. This Addendum shall supersede all provisions and terms of the Master Agreement that are inconsistent or conflict with, or are otherwise contrary to, any provision or term of this Addendum. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Master Agreement amended as follows:

1.   PRICELINE CONVERSION:
     CallTech acknowledges and agrees that all references to "priceline.com LLC " or "priceline" in the Master Agreement shall, from and after July 31, 1998, mean and refer to priceline.com Incorporated, a Delaware corporation and the successor in interest by merger to priceline.com LLC.

2.   SCHEDULE F - CALLTECH FEES AND RELATED CHARGES:
     CallTech acknowledges that priceline.com exercised its option set forth on Schedule F to the Master Agreement to covert its payment obligations to CallTech to the Variable Rate Minute Structure identified on Schedule F. Such conversion was effective as of August 1, 1998.

     The parties acknowledge and agree that the VRU and Network Prompter fees set forth in Schedule F have been modified to $ .06 per minute effective August 1, 1998. Such fees as modified shall remain in full force and effect so long as priceline.com continues utilizing CallTech for all currently operational VRU and Network Prompter services installed at CallTech.

     Effective as of the date of this Addendum, the CSR training fees set forth in Schedule F are hereby modified to include an option whereby CallTech will charge priceline.com $100 for each seven hour training day per CSR provided that the training is provided by priceline.com personnel. CallTech shall provide priceline.com detailed reports of training rosters, and a report of retention with each training invoice.

     Effective as of the date of this Addendum, office space fees at CallTech's current facility will be deemed included on Schedule F and will be available (at priceline.com's option) and charged to priceline.com at the rate of $200 per month per office, or at a fixed fee to be agreed upon by the parties. Any lease by priceline.com of space at CallTech's current facility may be terminated immediately and at any time by notice from priceline.com to CallTech. Priceline.com has committed to lease 890 square feet at a fixed rate of $1300 per month in CallTech's new Hilliard facility, scheduled to open on approximately January 1, 1999 (the "New

     CallTech Facility"). Priceline.com may terminate its lease of space at the New CallTech Facility at any time upon 60 days prior notice to CallTech.

3.   CUSTOMER SERVICE SALARY:
     Effective as of the date of this Addendum, CallTech agrees to compensate each of its CSRs one additional dollar more than the standard priceline.com wage rate for agents, per labor hour worked, as an incentive to attract highly qualified individuals. In turn, priceline.com agrees to compensate CallTech an additional 2.6 cents per CSR labor minute over the standard rate to cover the salary increases paid to CallTech CSRs.

4.   VISA BONUS PROGRAM:
     To increase the rate of successful Visa credit card conversions by CallTech CSRs, priceline.com and CallTech will negotiate in good faith on terms and conditions for a CSR Visa conversion incentive program. The cost of such program shall be paid for by priceline.com.

5.   DISASTER PREVENTION:
     CallTech will use best efforts to ensure a safe and reliable call center, including providing an uninterruptible power source (UPS) for power backup, a diesel generator for additional power backup, and a backup call center site to be selected by CallTech and operational as soon as possible (but no later than January 31, 1999).

     Should priceline.com experience repeated and/or significant disruptions in service for any reason related to failures on the part of CallTech, CallTech agrees to remedy these disruptions within sixty days of written notice from priceline.com.

6.   YEAR 2000:
     CallTech will use best efforts to ensure the software used in conjunction with providing services to priceline.com will correctly handle the change of the century in a standard and compliant manner.

     Should such software fail due to changes in the calendar date from December 31, 1999 to January 1, 2000, CallTech will mobilize all necessary and appropriate resources to rectify the problem in a timely manner at no additional cost to priceline.com.

7.   QUALITY ASSURANCE:
     CallTech will provide regular recorded monitoring on audiocassette at least three calls per CSR per week. CallTech will grade the first three completed calls taped for each CSR using a QA monitoring form developed by priceline.com. CallTech agrees to provide a weekly and monthly QA report documenting the CSR QA scores and coaching notes. Recorded phone calls will be graded by an equal number of CallTech and priceline.com employees. The average grade for all phone calls in a monthly period shall not fall below 85%. Should this goal not be met, CallTech will work with priceline.com to arrive at a mutually agreed upon solution within thirty days of written notice from priceline.com. Such process will be modified as reasonably deemed appropriate by priceline.com.

8.   SERVICE LEVEL AGREEMENT AND SCHEDULE E:
     The service level target for Operator Service and Customer Service as set forth in Schedule F to the Master Agreement shall continue to be as follows: 80% of all inbound calls during each monthly period will be answered within 30 seconds. Should this goal not be met, CallTech will work with priceline.com to arrive at a mutually agreed upon solution within thirty days of written notice from priceline.com.

     In addition, priceline.com agrees to provide CallTech with a rolling sixty-day call projection for each major inbound priceline.com telemarketing program at CallTech. Should the actual number of calls vary by greater than 10% of this forecast, the parties will negotiate in good faith on a new service level target.

     As a result of the transfer to the Variable Rate Minute Structure set forth in Section 2 of this Addendum, CallTech will manage CSR staffing levels effective August 1, 1998.

9.   HOURS OF OPERATION:
     Effective as of the date of this Addendum, Section 1.3 of the Master Agreement is hereby modified to reflect CallTech`s agreement to provide Teleservices to priceline.com during all hours requested by priceline.com so long as priceline.com provides CallTech with reasonable notice of changes to the normal operating hours.

10.  PAYMENT:
     Effective as of the date of this Addendum, Section 4.2 of the Master Agreement is hereby modified to require CallTech to deliver to priceline.com invoices bimonthly through the 15th and last day of each month during the Term. Priceline.com will pay net 14 days from the date of each invoice.

     THE PARTIES AGREE AND SIGN THIS ADDENDUM AS OF THE DATE SET FORTH ON THE FIRST PAGE OF THIS ADDENDUM. EXCEPT AS OTHERWISE AMENDED OR MODIFIED BY THIS ADDENDUM, ALL OTHER TERMS AND PROVISIONS OF THE MASTER AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

     CALLTECH COMMUNICATIONS, INC.           PRICELINE.COM INCORPORATED

     BY:                                     BY:
        --------------------------              --------------------------

     NAME:                                   NAME:
          ------------------------                ------------------------

     TITLE:                                  TITLE:
           -----------------------                 -----------------------
     DATE:                                   DATE:
          ------------------------                ------------------------